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                                                                     Exhibit 5.1
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July 7, 2005

Beijing Med-Pharm Corporation
600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462

RE:      Beijing Med-Pharm Corporation, Registration Statement on Form S-1
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         (File No. 333-121957)
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Ladies and Gentlemen:

We have acted as counsel to Beijing Med-Pharm Corporation, a Delaware corporation (the "Company"), in connection with the filing of the above referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to the registration of 9,074,965 shares, to be sold by the selling stockholders identified in the Registration Statement, of the Company's common stock, par value $0.001 per share (the "Common Stock"), consisting of 8,501,052 shares (the "Shares") of Common Stock and 573,913 shares of Common Stock (the "Warrant Shares") issuable upon the exercise of warrants (the "Warrants").

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares and Warrant Shares are duly authorized and the Shares are, and the Warrant Shares if and when issued pursuant to the exercise of the Warrants in accordance with their terms, will be, validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.



Very truly yours,

/s/ Morgan, Lewis & Bockius LLP